8447 Wilshire Blvd., 5th Floor

Beverly Hills, California

90211

Phone: (323) 653-6110

Fax: (323) 653-6240

July 1, 2004

HAND DELIVERED

Mr. Sean McCann, CEO

InfiniCom Networks, Inc.

8447 Wilshire Blvd., 5th Floor

Beverly Hills, CA 90211

Re: Request to Purchase Additional Subscribers and Modification of Payment Terms.

Dear Sean:

This letter shall represent the formal request of FoneFriend, Inc. ("FoneFriend") to acquire an additional ten thousand (10,000) Internet Telephony customers ("Customers") from InfiniCom Networks, Inc. ("InfiniCom"), with closing to take place on July 7, 2004, in accordance with the provisions of our Marketing and Services Agreement, dated June 6, 2004, as amended hereby (the "MSA").

Additionally, FoneFriend requests a modification of the payment terms under the MSA which, when accepted and agreed to by InfiniCom, shall constitute an amendment to the MSA as follows:

1. The cash portion of the purchase price for the 50,000 Customers, as set forth in Appendix 7 or the MSA, shall be paid by FoneFriend by promissory note, in lieu of cash, in the amount of Five Hundred Thousand ($500,000) Dollars, bearing simple interest at the rate of 6% per annum, with principal and interest due on demand.

2. The cash portion of the purchase price for the additional 10,000 Customers requested by this letter, shall be paid by FoneFriend by promissory note, in lieu of cash, in the amount of One Hundred Fifty Thousand ($150,000) Dollars, bearing simple interest at the rate of 6% per annum, with principal and interest due on demand. The balance of the purchase price for the additional 10,000 Customers shall remain unchanged (i.e., 19,285,714 shares of common stock).

3. All other terms and provisions of the MSA shall remain in full force and effect and unmodified by this letter.

Mr. Sean McCann

InfiniCom Networks, Inc.

July 1, 2004

Page Two

If this letter agreement correctly sets forth our mutual understanding, please acknowledge your agreement with the foregoing modification to the payment terms described above, by signing below and returning a signed copy of this letter agreement to FoneFriend at the address indicated above.

Sincerely,

Gary A. Rasmussen

Chairman

The terms of this letter agreement are accepted and agreed to as of this ___ day of July, 2004.

InfiniCom Networks, Inc.

By:_____________________________

Sean McCann, CEO